This voting direction card, when properly executed will be voted as directed by the undersigned participant. If no direction is made, this direction card will be voted "FOR" all the nominees for director listed in Item (1) below, "FOR" Item (2) below and "FOR" Item (3) below.

                                             VOTES


1.-Election of Directors      NOMINEES: Darryl F. Allen, James E. Perrella
FOR all nominees   WITHHOLD             and Harry C. Stonecipher
(except as marked  AUTHORITY for    (To withhold authority to vote for any
to the contrary)   all nominees     individual nominee, write that nominee's
                                    name on the space provided below.)
                              ________________________________________________


2.-Approval of the 1994            3.-Confirm appointment of Ernst & Young as
   Long-Term Incentive Plan.          independent auditors.


 FOR   AGAINST   ABSTAIN         FOR     AGAINST     ABSTAIN


                              Dated:..................................., 1994

                              ...............................................
                                          Signature of Participant

                              ...............................................
                              Please sign your name exactly as it appears hereon.



PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE





                                 CINCINNATI MILACRON INC.

 Voting Direction for Annual Meeting of Shareholders to be held April 26, 1994

                    To:  Putnam Fiduciary Trust Company, Trustee

As a Participant in the Cincinnati Milacron Performance Dividend and Savings Plan, I hereby direct Putnam Fiduciary Trust Company, Trustee, to exercise the votes attributable to the shares of common stock allocated to my account in accordance with my directions on the reverse side, at the Annual Meeting of Shareholders to be held April 26, 1994, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, approval of the 1994 Long-Term Incentive Plan and the confirmation of the appointment of auditors.


                Continued, and to be signed and dated on reverse side